Exhibit 99.2

ON SEMICONDUCTOR CORPORATION

CALL SCRIPT FOR

Q2-08 QUARTERLY CONFERENCE CALL

KEN RIZVI:

Thank you                     .

Good morning and thank you for joining ON Semiconductor’s second quarter 2008 conference call. I am joined today by Keith Jackson, our CEO, and Donald Colvin, our CFO. This call is being webcast on the investor relations section of our website at www.onsemi.com and will be available for approximately 30 days following this conference call, along with our earnings release for the second quarter of 2008. The script for today’s call is posted on our website and will be furnished via a Form 8-K filing.

Our earnings release and this presentation include certain non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable measures under GAAP are in our earnings release and posted separately on our

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website in the investor relations section. In the upcoming quarter, we will present at the Morgan Stanley Conference on August 26th and the CitiGroup Technology Conference on September 3rd.

(SAFE HARBOR)

During the course of this conference call, we will make projections or other forward-looking statements regarding future events or the future financial performance of the company. The words “believe”, “estimate”, “anticipate”, “intend”, “expect”, “plan”, or similar expressions are intended to identify forward-looking statements. We wish to caution that such statements are subject to risks and uncertainties that could cause actual events or results to differ materially. Important factors relating to our business, including factors that could cause actual results to differ from our forward-looking statements, are described in our Form 10-K, Form 10-Q’s and other filings with the SEC. The company assumes no obligation to update forward-looking statements to reflect actual results, changed assumptions or other factors.

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Now, let’s hear from Donald Colvin, our CFO, who will provide an overview of the second quarter 2008 results.

DONALD…

DONALD COLVIN:

Thanks Ken, and thanks to everyone who is joining us today.

ON Semiconductor Corporation today announced that total revenues in the second quarter of 2008 were a record $562.7 million, an increase of approximately thirty three percent from the first quarter of 2008. During the second quarter of 2008, the company reported GAAP net income of $44.6 million or $0.11 per share on a fully diluted basis. Second quarter 2008 GAAP net income included net charges of $50.5 million, or $0.12 per share on a fully diluted basis, from special items.

Second quarter 2008 non-GAAP net income was $95.1 million or $0.23 per share on a fully diluted basis.

On a mix-adjusted basis, average selling prices in the second quarter of 2008 were down approximately two percent from the first quarter of 2008.

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The company’s gross margin in the second quarter including special items was 34.1 percent. Non-GAAP gross margin in the second quarter of 2008 was 41.4 percent. While we beat our revenue guidance for the second quarter, our revenues were negatively impacted by approximately $2 million and cost of sales was reduced by approximately $5 million for a net gross margin benefit of approximately $3 million from the alignment of AMIS into ON Semiconductor’s accounting policies. The cost reclassification was due to ASIC development costs which have been classified into operating expenses following ON Semiconductor’s accounting policies. As a result, our second quarter 2008 operating expenses were slightly higher than our May guidance by approximately $5 million.

Adjusted EBITDA for the second quarter of 2008 was a record $133.7 million.

We exited the second quarter with cash and equivalents of approximately $321 million. At the end of the second quarter, total days sales outstanding were approximately 42 days. ON Semiconductor total inventory was approximately $328 million or approximately 81 days. Included in our overall inventory is approximately $27 million of inventory associated with the write-up to fair value from our recent AMIS acquisition.

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Distribution inventories were down to approximately 10 weeks at the end of the second quarter.

Cash capital expenditures during the second quarter were approximately $29 million.

Now I would like to turn it over to Keith Jackson for additional comments on the business environment

KEITH…

KEITH JACKSON:

Thanks Don. Now for an overview of our end-markets.

END MARKETS

During the second quarter of 2008, our end market splits were as follows: Computing represented approximately 23 percent of second quarter 2008 sales. Automotive represented approximately 21 percent of second quarter sales. Consumer Electronics represented approximately 15 percent of sales. Industrial, Military and Aerospace represented approximately 18 percent of sales. Medical

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represented approximately 4 percent of sales. Communications which includes wireless and networking represented approximately 19 percent of sales. Overall sequential sales growth and end-market splits were impacted by our recent acquisition of AMIS. We did, however, see sequential strength in ON Semiconductor’s historical Automotive, Computing, Wireless and Industrial end-markets. The strong sequential growth in the Computing and Wireless end-markets was driven by continued penetration of our Vcore controllers with key computing OEMs and ODMs, and increased penetration of our protection devices and audio amps with four of the industry’s five major wireless customers.

TOP OEM CUSTOMERS

During the second quarter on a direct billings basis, no ON Semiconductor product OEM customer represented more than 6 percent of sales. Our top 5 stand alone product OEM customers were: Continental Automotive Systems, Delta, Hella, Motorola and Sony-Ericsson.

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GEOGRAPHIC SEGMENTS

On a geographic basis, excluding ON Semiconductor’s historical manufacturing services revenue, our contribution from sales in Asia, represented approximately 57 percent of sales. Our sales in the Americas represented approximately 22 percent of sales and Europe represented approximately 21 percent of sales during the quarter.

CHANNEL BREAKOUT

Looking across the channels, excluding ON Semiconductor’s historical manufacturing services revenues, sales to the distribution channel were approximately 37 percent of second quarter sales. Direct sales to OEMs represented approximately 52 percent of sales and the EMS channel represented approximately 11 percent of sales.

REVENUE BREAK-OUT

During the second quarter, ON Semiconductor revenues broken out by our divisions were as follows. The Custom and Foundry Product Group represented approximately 30 percent of second quarter sales. The Standard Products Group represented approximately 23 percent of sales. The Automotive and Power Regulation Group represented approximately 20 percent of sales. The Computing

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Products Group represented approximately 19 percent of sales and the Digital and Consumer Products Group represented approximately 8 percent of sales. We will publish the quarterly revenue, gross margin and operating margin break-out of these divisions in our Form 10-Q filing for this quarterly period.

COMPANY/PRODUCT HIGHLIGHTS

Now, I would like to provide you with some details of other progress we’ve made.

In the second quarter of 2008, we achieved record quarterly revenues and adjusted EBITDA. The integration of AMIS and the CPU Voltage and Thermal Products Group from Analog Devices continues to move ahead positively. In addition to our recently closed acquisitions, we announced the signing of a definitive merger agreement to acquire Catalyst Semiconductor in an all-stock transaction. By leveraging ON Semiconductor’s world-class operational capabilities and supply chain, we believe these acquisitions will help enable ON Semiconductor to continue delivering increased value to our shareholders, customers and employees.

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From a Computing end-market perspective, our acquisition of Analog Devices’ CPU Voltage and PC Thermal Monitoring business significantly expanded our SAM opportunities and we are beginning to see the incremental revenue leverage to our business. As the latest generation of notebook and desktop computers begin to ramp for the back to school and holiday season, we continue to see strong booking and backlog trends for our efficient products and solutions for desktop and notebook computing. Our beginning backlog for the computing end-market in the third quarter was strongly ahead of normal seasonality, driven by our continued penetration of key accounts with our controllers, audio amplifiers and MOSFET products. We believe the Computing end-market represents the largest opportunity for sequential growth for the company. We believe we have the leadership position for desktop controllers and have set our sights on growing our share in the notebook controller market.

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While many North American auto manufacturers struggled, our overall automotive business performed well in the second quarter of 2008. We continue to gain traction with wins in telematics and infotainment applications and the AMIS acquisition strengthens and balances our position in the automotive market globally. In the second quarter, we experienced strong automotive growth in China and Europe which offset slower sales in North America. While the Automotive design cycles can be very lengthy, we are beginning to see strong interest from leading automotive customers who now understand the value we deliver with our unique capabilities to offer a broad portfolio of products including motor control, sensor, MOSFETS, discretes, ASICs and CAN/LIN products.

The Communications end-market, which includes the Wireless end-market and the Networking end-market, was fueled primarily by the growth of our wireless products. In particular, we saw strong penetration of our over-voltage and ESD protection devices during the second quarter and expect to see continued strength in these products in the third quarter. New design wins for MOSFETs, audio amps, filters and analog switches also remain strong. In the recent launch of the leading next generation multimedia smartphone, we averaged approximately $1 per device.

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In the Consumer end-market, we are expecting to see sequential growth from gaming consoles as our customers ramp production for back to school and the holidays. We currently have approximately $4 to $5 and $1 to $2 of content, respectively, on two of the three major game console platforms.

Our products and solutions continue to win awards within the industry. EE-Times Magazine readers recently awarded our PureEdge™ low jitter clock management device with the “Ultimate Product of the Quarter Award” for its capabilities as a crystal oscillator clock module replacement. We also recently won the “Green Power Product Award” from a leading Chinese Electronics Magazine. A leading Chinese Mobile Phone Manufacturer also awarded us the “Best Supplier Award” for the second year in a row.

Now, I would like to turn it back over to Donald for other comments and our other forward-looking guidance —

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DONALD…

DONALD COLVIN:

Thanks Keith.

THIRD QUARTER 2008 OUTLOOK

Based upon product booking trends, backlog levels, manufacturing services revenues and estimated turns levels, we anticipate that total revenues will be approximately $570 to $585 million in the third quarter of 2008, an increase of approximately one to four percent from the second quarter of 2008. Backlog levels at the beginning of the third quarter of 2008 were up from backlog levels at the beginning of the second quarter of 2008 and represent over 90 percent of our anticipated third quarter 2008 revenues. We expect that average selling prices for the third quarter of 2008 will be down approximately two percent sequentially.

We expect cash capital expenditures of approximately $40 million in the third quarter and 2008 total cash capital expenditures of approximately $120 to $130 million.

For the third quarter, we expect GAAP gross margin of approximately 37.5 to 38.5 percent. Our GAAP gross margin in the third

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quarter will be impacted from, among others, expensing of appraised inventory fair market value step up associated with the acquisition of AMIS. We also expect non-GAAP gross margin of approximately 41.5 to 42.5 percent. Non-GAAP gross margin excludes special items of approximately $23 million. For the third quarter we also expect total GAAP operating expenses of approximately $150 million to $156 million, with GAAP SG&A expenses at approximately 12 percent of sales and GAAP R&D expenses at approximately 12 percent of sales. Our GAAP operating expenses include the amortization of intangibles, restructuring, asset impairments and other charges which total approximately 2 percent of sales. We also expect total non-GAAP operating expenses of approximately $130 million to $136 million or approximately 23 percent of sales. Non-GAAP operating expenses exclude special items such as the amortization of intangibles, restructuring, asset impairments, stock based compensation expense and other charges of approximately $20 million. We anticipate that net interest expense and other expenses will be approximately $10 million for the third quarter of 2008 and cash taxes to be approximately $2 million. In the second quarter, we received a benefit to cash taxes from refunds and reduced cash payments which improved second quarter non-GAAP earnings by approximately $3 million or approximately $0.01 per fully diluted

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share versus our May guidance. As a reminder, we have over $800 million of net operating losses in the U.S. and expect our cash taxes to average approximately $3 to $4 million a quarter for the next two years. Taking into account the build up of our global cash balances over time and potential cash repatriation, our projected long-term effective tax rate should be approximately 10 percent. Our current fully diluted share count is approximately 410 million shares based on stock prices below $10, which includes approximately 397 million of common stock and approximately 13 million shares related to options, convertibles and RSUs. Further details on share count and EPS calculations are provided regularly in our 10Qs and Ks.

With that, I would like to start the Q&A session.

Thank you and “                    ” please open up the line for questions.

This document includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this document, forward-looking information relates mainly to the second quarter of 2008 and its bookings trends, backlog levels, estimated turns levels, anticipated revenues, gross margins and average selling prices, stock based compensation expense and similar matters. These forward-looking statements also include statements related to the benefits of the proposed transaction between ON Semiconductor

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Corporation (“ON”) and Catalyst Semiconductor, Inc. (“Catalyst Semiconductor”) and the future financial performance of ON. All forward-looking statements in this document are based on management’s current expectations and estimates, and involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are revenues and operating performance; changes in overall economic conditions; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions and the integration efforts related thereto; risks associated with our substantial leverage and restrictive covenants in our debt agreements; risks associated with our international operations; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with the regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); risks involving environmental or other governmental regulation; difficulties encountered in integrating merged businesses; the risk that ON’s acquisition of Catalyst Semiconductor does not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the variable demand and the aggressive pricing environment for semiconductor products; dependence on the ability to successfully manufacture current products in increasing volumes on a cost-effective basis and with acceptable quality; and the adverse impact of competitive product announcements. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON’s SEC filings, and Catalyst Semiconductor’s Annual Report on Form 10-K as filed with the SEC on July 3, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Catalyst Semiconductor SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

This communication is being made in respect of the proposed transaction involving ON and Catalyst Semiconductor. In connection with the proposed transaction, ON plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement of Catalyst Semiconductor and a Prospectus of ON, and each of ON and Catalyst Semiconductor plan to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Catalyst Semiconductor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by ON and Catalyst Semiconductor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from ON by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ, 85008, Attention: Investor Relations (telephone: (602) 244-3437) or going to ON’s corporate website at www.onsemi.com, or from Catalyst Semiconductor by directing a request to Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, CA 95054, Attention: Investor Relations (telephone: (408) 542-1000) or going to Catalyst Semiconductor’s corporate website at www.catsemi.com.

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ON and Catalyst Semiconductor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ON’s directors and executive officers is contained in ON’s Annual Report on Form 10-K filed with the SEC on February 12, 2008, ON’s annual proxy statement filed with the SEC on April 4, 2008, and a Current Report on Form 8-K filed by ON with the SEC on March 17, 2008. Information regarding Catalyst Semiconductor’s directors and executive officers is contained in Catalyst Semiconductor’s annual proxy statement filed with the SEC on August 24, 2007. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).